
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 5 financial statements for the six months ending June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       2,267,736
<SECURITIES>                                         0
<RECEIVABLES>                                   70,646<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,398,494
<PP&E>                                      69,706,134<F2>
<DEPRECIATION>                            (36,775,064)<F3>
<TOTAL-ASSETS>                              37,667,946
<CURRENT-LIABILITIES>                        2,860,894
<BONDS>                                     42,540,740<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,733,688)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                37,667,946
<SALES>                                              0
<TOTAL-REVENUES>                             6,716,565<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,185,277<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,726,030
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (192,795)<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets"
     on balance sheet.
<F2>Includes apartment complexes of $68,814,971 and deferred expenses of
    $891,163.
<F3>Represents depreciation of $36,339,535 and accumulated amortization on deferred expenses of $435,529.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the general partners and limited partners of
    ($381,359) and ($7,352,329), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Operating expenses of $2,590,318, real estate tax expense of $967,634 and depreciation and amoritzation of $1,627,325.
<F8>Net loss allocated ($1,947) to the general partner and ($192,795) to the limited partners. Average net loss per unit of limited partners interest is ($5.48) on 35,200 units outstanding.

